                                                                  EXHIBIT (b)(2)


November 14, 2001

Roland O. Burns
Senior Vice President and Chief Financial Officer
Comstock Holdings, Inc.
5300 Town and Country Blvd.
Suite 500
Frisco, Texas 75034

Dear Roland:

         Friedman, Billings, Ramsey & Co., Inc. ("FBR"), as arranger for Toronto Dominion (Texas), Inc. ("TDTX") and HPC Holding Company ("HPC") is pleased to advise you that, subject to the terms and conditions herein, TDTX and HPC are each willing to provide Comstock Holdings, Inc. (the "Borrower") with 50% of a $57,000,000 Senior Secured Acquisition Loan (the "Credit Facility"), as outlined in Exhibit A described below.

         The Credit Facility will be used to fund the acquisition of shares of DevX Energy, Inc. ("DevX") by Comstock Acquisition, Inc. ("Acquisition"), a wholly-owned subsidiary of the Borrower, all as more fully described in the Proposed Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet").

         FBR will act as an advisor and arranger for the Credit Facility and TDTX will act as the sole and exclusive administrative agent. As we have discussed, FBR has solicited commitments from TDTX and HPC (together, the "Lenders") prior to the execution of this commitment letter in an amount sufficient to provide the Credit Facility.

         The Credit Facility will be provided pursuant to the terms and conditions of, and shall become effective only upon the execution and delivery of, a mutually satisfactory credit agreement and other definitive loan documentation incorporating the terms and conditions set forth in the Term Sheet, your payment of certain fees set forth in the Term Sheet and other terms and conditions customarily included in credit facilities of this type, amount and purpose. These terms and conditions will necessarily be further developed during the course of preparing and negotiating the loan documentation.

         The Borrower agrees to indemnify and hold harmless FBR, the Lenders, their affiliates and their respective officers, directors, employees, advisors and agents (each, an "Indemnified Person") from and against any and all losses, claims, damages and liabilities to which any such Indemnified Person may become subject arising out of or in connection with this letter, the Credit Facility, the use of proceeds thereof, the other transactions contemplated hereby, any related transaction or any claim, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, and to reimburse each Indemnified Person upon demand for any costs or expenses (including legal fees) incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages or liabilities to the extent they arise from the willful misconduct or gross negligence of such Indemnified Person. No Indemnified Person shall be liable for any indirect or consequential damages in connection with its activities related to this letter or the Credit Facility.

         In addition, whether or not any loans are made, the Borrower agrees to reimburse FBR, TDTX and their affiliates on demand for all out-of-pocket expenses (including, without limitation, travel expenses and reasonable fees, charges and disbursements of counsel) incurred in connection with the Credit Facility and the preparation, review, negotiation, execution and delivery of any related documentation, whether or not executed (including this letter, the Term Sheet and definitive financing documentation) and the administration, amendment, modification or waiver thereof.

         The terms of this letter may be accepted by Comstock prior to 10:00 p.m. (New York time) on November 14, 2001 in the manner indicated in the final paragraph of this letter. If this letter is not so accepted by such time on that date, this commitment shall automatically expire unless extended in writing by FBR.

         In addition, unless extended in writing at the sole discretion of FBR, all obligations of FBR, TDTX and HPC under this letter or the Term Sheet shall expire automatically, without further act and regardless of cause or circumstances on January 11, 2002 if definitive loan documentation is not executed and delivered by all the parties thereto and initial loans disbursed on or prior to such date. Notwithstanding anything stated herein to the contrary, the compensation, reimbursement and indemnification provisions hereof shall survive any termination or expiration hereof, regardless of whether definitive financing agreements are executed.

         This letter is delivered to you on the condition that neither its existence nor any of its contents shall be disclosed by you to any person or entity without FBR's prior written approval, except (i) as may be compelled to be disclosed in a judicial or administrative proceeding or as otherwise required by law, (ii) as may be disclosed on a confidential and "need to know" basis to your directors, officers, employees, advisers, and agents, and (iii) after your acceptance of the terms hereof, the existence of this letter and a summary of the principal terms and conditions of the commitments hereunder may be disclosed in any public filings to be made in connection with the tender offer for DevX (as defined in the Term Sheet), provided that any such disclosure that is in the writing shall be subject to FBR's prior review and approval, such approval not to be unreasonably withheld.

         If the foregoing is satisfactory to you, please have the enclosed copy of this letter duly executed by an authorized officer and return copies to us. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. This letter and the Term Sheet may not be assigned by you without the prior written consent of FBR and may not be amended or any provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto. No person or entity other that the parties hereto TDTX and HPC shall have any rights under or be entitled to rely upon this letter or the Term Sheet. This letter and the Term Sheet shall be governed by and construed in accordance with the law of the State of New York. Delivery of an executed signature page by facsimile shall be effective execution and delivery.

         Please indicate your consent and agreement by your signature below.

                                          Very truly yours,

                                          Friedman, Billings & Ramsey Co., Inc.


                                          By:    /s/ Michael W. Mitchell
                                              Name:  Michael W. Mitchell
                                              Title: Managing Director

Accepted and agreed to as of the date first above written:

Comstock Holdings, Inc.




By: /s/ Roland O. Burns
   Name: Roland O. Burns
   Title: Vice President

COMSTOCK HOLDINGS, INC.                    FRIEDMAN, BILLINGS, RAMSEY & CO. INC.


================================================================================
                    PROPOSED SUMMARY OF TERMS AND CONDITIONS
                   $57,000,000 SENIOR SECURED ACQUISITION LOAN
                                 CREDIT FACILITY
                                NOVEMBER 14, 2001
================================================================================

THIS SUMMARY OF TERMS AND CONDITIONS IS NOT AN OFFER OR A COMMITMENT TO LEND. THESE TERMS ARE FOR DISCUSSION PURPOSES ONLY AND, THEREFORE, REMAIN SUBJECT TO MODIFICATION.

BORROWER:                  Comstock Holdings, Inc. ("Borrower").

GUARANTOR:                 Comstock Acquisition, Inc. ("Guarantor"). This
                           Guaranty will be released just prior to the merger of the Guarantor with DevX Energy, Inc.

CO-LEAD ARRANGERS
AND BOOKRUNNER:            Friedman, Billings, & Ramsey Co., Inc. and
                           Toronto-Dominion (Texas), Inc ("Arranger")

ADMINISTRATIVE
AGENT:                     Toronto-Dominion (Texas), Inc. ("Agent")

LENDERS:                   Toronto-Dominion (Texas), Inc.- up to 50%
                           HPC Holding Company - up to 50%

                           Final bank group composition and commitment allocations to be decided by Lead Arranger, Agent and Borrower. For purposes of this term sheet, the lenders (including, the Agent) participating in the Credit Facility will be called "Lenders".

COMMITMENT TYPE
& AMOUNT:                  $57,000,000 Senior Secured Acquisition Loan ("Credit
                           Facility"), which may be funded in one or more advances. However, once an advance has been repaid it may not be reborrowed.

MANDATORY
REPAYMENT:                 Mandatory Principal Repayment and Commitment
                           Reduction in the amount of $42,000,000 which shall occur not later than five business days after the merger of the Guarantor into DevX Energy, Inc. (the
                           "Merger").

PURPOSE: The Credit Facility is available to provide funds to Borrower to contribute such funds to Comstock Acquisition, Inc. for the purchase of Common Stock of DevX Energy, Inc. validly tendered and not withdrawn pursuant to the Tender Offer and to pay the merger consideration payable with respect to the Merger and to pay reasonable costs and expenses related to the Tender Offer and the Merger.

MATURITY:                  90 days after closing. Provided that closing must
                           occur on or before January 11, 2002 unless mutually agreed otherwise by Borrower and Lenders.




CONFIDENTIAL                         PAGE 1                             11/14/01

COMSTOCK HOLDINGS, INC.                   FRIEDMAN, BILLINGS, RAMSEY & CO. INC.


REPAYMENT:                 Principal and interest will be due at maturity. The
                           Borrower may at any time prepay in whole the outstanding balance of the facility without premium or penalty.

COLLATERAL:                   (i) Perfected first and prior lien on all of the
                              Borrower's Common Stock ownership in Comstock
                              Acquisition, Inc. (ii) Perfected first and prior lien on all common shares of DevX Energy, Inc.
                              which are purchased after being tendered to secure the guaranty of Comstock Acquisition, Inc. (iii)
                              Perfected first and prior lien on at least
                              3,000,000 unregistered common shares of Comstock
                              Resources, Inc. (The registered shares of which are NYSE: CRK).

MAJORITY LENDERS:             66 2/3% of the Commitment.

REPRESENTATIONS
& WARRANTIES:              Usual and customary representations and warranties
                           for transactions of this nature, including but not limited to the following:

                           o No material change in financial condition of Borrower, DevX Energy, Inc., or Comstock Resources, Inc. as the Borrower's parent company.

                           o        Compliance with Regulations U and X.

                           o Absence of litigation or any existing or pending adverse decree orders from a court or environmental agency.

CONDITIONS
PRECEDENT:                 The closing and funding of the Credit Facility shall
                           be subject to normal and customary conditions precedent including, but not limited to the following:

                           o Initial equity contribution of at least $37,000,000 cash and 3,000,000 unregistered common shares of CRK by Comstock Resources, Inc. and successful solicitation of the tender offer for DevX Energy, Inc.

                           o DevX Energy, Inc. entering into a Credit Facility of at least $42,000,000, on terms and conditions acceptable to Lenders, to be effective only upon closing of the merger of the Guarantor into DevX.

                           o Comstock Resources, Inc. entering into a comfort letter with the Lenders, which will provide for its continued ownership of the Borrower.

                           o The maximum tender price for the DevX shares will not exceed $7.32 per share without the agreement of the Agent and Lenders.

                           o All applicable waiting periods including under Hart-Scott-Rodino shall have expired.

                           o Compliance with margin regulations including Regulation U and X and delivery of properly completed Forms U-1 and G-3.

                           o        Absence of governmental, corporate,
                                    contractual or legal restrictions, whether in the form of "anti-takeover" statutes, "shark repellants" or otherwise, which would restrict, limit or otherwise impede prompt consummation of the Merger.

                           o Acceptable opinions of counsel that must cover "no conflict" with indentures loan agreements and other material agreements of Comstock Resources and DevX.

                           o Negotiation and execution of a comprehensive loan agreement and loan and collateral documents, satisfactory to Lenders, Borrower and their respective counsel.

                           o Satisfactory review of usual documentation relating to Borrower and Guarantor including organization documents, borrowing authority, ordinary



CONFIDENTIAL                         PAGE 2                             11/14/01

COMSTOCK HOLDINGS, INC.                   FRIEDMAN, BILLINGS, RAMSEY & CO. INC.

                                    and customary certificates, legal opinion from Borrower's and Guarantor's counsel, as well as other documents required by the Agent's legal counsel.

                           o Absence of material litigation, pending or threatened against Borrower, Guarantor, Comstock Resources, Inc., or DevX Energy, Inc., except as previously disclosed.

                           o Absence of any material adverse change in the business, assets, liabilities or financial condition of the Borrower, Guarantor, Comstock Resources, Inc. or DevX.

                           o Absence of any material adverse change in or disruption of financial, banking or capital market conditions (including the loan syndication market) existing now or in the future, that in the judgment of the Arrangers would adversely affect the satisfactory completion of the syndication of the Credit Facility.

PERFORMANCE
COVENANTS:                 In addition to the usual and customary affirmative
                           and negative covenants for transactions of this nature, Lenders will require the following from Borrower and/or Guarantor:

                           o        Certain reporting requirements.

                           o Prohibition against incurring additional indebtedness over $250,000, direct or contingent, including letters of credit or any other obligation for borrowed money, or quasi-equity issues such as preferred stock

                           o Prohibition against creating liens on any assets of Borrower.

                           o        Restriction against any dividends or
                                    distributions.

                           o        No changes in the material terms or
                                    conditions of the Tender Offer or the Merger
                                    Agreement without prior approval of Agent.

                           o Restriction against any loans or advances to third parties or affiliates during the existence of the loan.

                           o        Prohibition against certain investments.

                           o Prohibition on asset sales, leases or transfers of all or any material part of Borrower's assets

                           o        No change in ownership.

                           o Restriction on mergers or consolidations unless Borrower is surviving entity.

                           o Immediate notice to Agent of any material litigation, default, or adverse change in the business of the Borrower.

                           o        Maintain adequate insurance.

                           o Compliance with all applicable regulatory requirements, including environmental.

FINANCIAL
COVENANTS:                 Usual and customary Financial Covenants for
                           transactions of this nature.

EVENTS OF
DEFAULT: Usual and customary Events of Default for transactions of this nature. There will not be any cross-defaults with Comstock Resources, Inc.'s indebtedness.

SALES BY
ASSIGNMENT/
PARTICIPATION:             Assignments will be permitted (i) with the prior
                           written consent of the Agent and Borrower (which consent shall not be unreasonably withheld provided no such consent shall be required in connection with any assignment to an affiliate of the Lenders which is an eligible assignee); provided, however, that if an Event of


CONFIDENTIAL                         PAGE 3                             11/12/01

COMSTOCK HOLDINGS, INC.                   FRIEDMAN, BILLINGS, RAMSEY & CO. INC.


                           Default has occurred and is continuing, the consent of Borrower shall not be required, and (ii) upon payment of a $3,500 assignment fee by Assignor or Assignee Lenders to the Agent. Assignments will be in minimum amounts of $5,000,000, subject to the assigning Lenders selling its entire interest in the Credit Facility or retaining at least a $5,000,000 commitment after the sale is consummated.

                           Any Lenders may participate its commitment and outstandings to another person without Borrower's consent. Participants will have limited voting rights.

DOCUMENTATION:             The obligations of the Lenders to make loans under
                           the Credit Facility are subject to the negotiation, execution and delivery of definitive credit documentation (including schedules, exhibits and ancillary documentation) and other support documentation reasonably satisfactory to the Agent.
                           Such documentation shall contain representations and warranties, funding and yield protection provisions, conditions precedent, covenants, events of default and other provisions appropriate for transactions of this nature.

INCREASED COST/
CHANGE OF
CIRCUMSTANCES:             The credit agreement will contain customary
                           provisions protecting the Lenders in the event of unavailability of funding, illegality, increased costs, capital adequacy charges, funding losses, environmental issues, withholding taxes and other tax liabilities.

INDEMNIFICATION:           The Borrower and Guarantor will jointly indemnify the
                           Lead Arranger, Agent and the Lenders against all losses, liabilities, claims, damages, or expenses relative to the Credit Facility, the Borrower's use of loan proceeds, or the commitments, including, but not limited to, legal fees and settlement costs whether or not the transaction contemplated hereby is consummated.

FEES AND
EXPENSES:                  Any and all expenses, including legal fees, incurred
                           by the Lead Arranger and Agent in the preparation of any commitment or any of the loan documents, regardless of whether the transaction closes, and closing of the contemplated Credit Facility will be paid by the Borrower, including, but not limited to, expenses of counsel to Agent. Borrower will not pay any fees and expenses incurred by any other financial institution.

GOVERNING LAW:             The facility shall be governed by and construed in
                           accordance with the laws of the State of New York.

AGENT'S COUNSEL:           Mayer, Brown & Platt




CONFIDENTIAL                         PAGE 4                             11/14/01

COMSTOCK HOLDINGS, INC.                   FRIEDMAN, BILLINGS, RAMSEY & CO. INC.

================================================================================
                    PROPOSED SUMMARY OF TERMS AND CONDITIONS
                   $57,000,000 SENIOR SECURED ACQUISITION LOAN
                                 CREDIT FACILITY
                                NOVEMBER 14, 2001
================================================================================

                                     PRICING

INTEREST RATES:            Borrowings shall be available under the Prime Rate
                           option on the Credit Facility. Borrower will pay a margin (the "Applicable Margin") over that rate as detailed below:


                                                       DAY 1-14        DAY 14-30    THEREAFTER
                                                       --------        ---------    ----------
                           Prime Rate Margin (bps)       900             1200          1500



                           Prime Rate: A rate equal to the greater of (i) the rate publicly announced from time to time by Agent as its Prime Rate or (ii) the Federal Funds rate plus .50% per annum. Interest on Prime Rate advances shall accrue on the basis of a 360-day year and shall be payable at maturity.


OTHER FEES:

                 ARRANGEMENT FEE
                 AND AGENCY FEE:    To be negotiated between the Arranger and
                                    Borrower.

                 UPFRONT FEES:      $500,000.00 paid at closing to be shared on
                                    a pro-rata basis with the Lenders.



THIS SUMMARY OF PRICING IS NOT AN OFFER OR A COMMITMENT TO LEND. THESE TERMS ARE FOR DISCUSSION PURPOSES ONLY AND, THEREFORE, REMAIN SUBJECT TO MODIFICATION.




CONFIDENTIAL                         PAGE 5                             11/14/01